Exhibit 1.1

Mizuho Financial Group, Inc.

(a joint stock company incorporated under the laws of Japan)

FORM OF UNDERWRITING AGREEMENT

[            ], 20[    ]

[Name(s) of Representative(s)]

As Representative(s) of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Subject to the terms and conditions stated herein, Mizuho Financial Group, Inc. (the “Issuer”), a joint stock company incorporated under the laws of Japan, confirms its agreement with the several underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of the respective amounts set forth in such Schedule A of [insert description of the securities] ([insert name of securities], [and together with the [insert name(s) of securities], / or] the “Notes”). [insert name(s) of Representative(s)] have agreed to act as representatives of the Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to [a senior indenture dated September 13, 2016][a subordinated indenture dated September 13, 2021] (the “Indenture”) between the Issuer and The Bank of New York Mellon, as trustee and registrar (the “Trustee”). The Indenture, as used herein, includes any Officer’s Certificates (as defined in the Indenture) establishing the form and terms of the Notes pursuant to Section 2.03 of the Indenture. The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a letter agreement, dated before the Closing Time (as defined in Section 2(c) below), between the Issuer and DTC.

The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”) an “automatic shelf registration statement”, as defined under Rule 405 under the 1933 Act (“Rule 405”), on Form F-3 (File No. 333-[        ]), including a prospectus, relating to debt securities, including the Notes. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the 1933 Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Notes. If the Issuer has filed an abbreviated registration statement pursuant to Rule 462(b) under the 1933 Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to [            ] [a.m./p.m.] (New York City time), the time when sales of the Notes were first made (the “Time of Sale”), the Issuer had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated [            ], 20[    ], and each “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Annex A hereto.

SECTION 1. Representations and Warranties

(a)	Representations and Warranties by the Issuer

The Issuer represents and warrants to each Underwriter as of the date hereof, the Time of Sale, and the Closing Time (as defined below), and agrees with each Underwriter as follows:

(i)	Preliminary Prospectus

No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(ii)	Time of Sale Information

The Time of Sale Information, at the Time of Sale did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information.

(iii)	Issuer Free Writing Prospectus

The Issuer has not directly or indirectly prepared, made, used, authorized, approved or referred to and will not directly or indirectly prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Issuer or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) each “free writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitutes part of the Time of Sale Information and (v) [if any,] any electronic road show or other written communications approved in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby). In addition, each such Issuer Free Writing Prospectus does not conflict with the Time of Sale Information and the Prospectus and, when taken together with the Time of Sale Information at the Time of Sale, did not, and, when taken together with the Prospectus, as then amended or supplemented, if applicable, at the Closing Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(iv)	Registration Statement and Prospectus

The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Issuer. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Issuer or related to the offering of the Notes has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and, as then amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Time, the Prospectus, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(v)	Incorporated Documents

When they were filed with the Commission, the documents incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus conformed in all material respects to the requirements of the 1934 Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the

Registration Statement, the Time of Sale Information or the Prospectus after the date hereof but prior to the completion of the offering of the Notes, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and, when taken together with other information included or incorporated by reference in the Time of Sale Information, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in the documents incorporated by reference in the Time of Sale Information.

(vi)	Status under the 1933 Act

The Issuer is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined in Rule 405 under the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Notes.

(vii)	Independent Accountants of the Issuer

Ernst & Young ShinNihon LLC (“Ernst & Young”) are independent public accountants with respect to the Issuer and its subsidiaries within the meaning of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) and related regulations thereunder and are independent certified public accountants with respect to the Issuer and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act, who have audited the annual consolidated financial statements and the related notes of the Issuer (the “Annual Financial Statements”) included or incorporated by reference in the Time of Sale Information and the Prospectus and prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

(viii)	Financial Statements

(1)

The Annual Financial Statements comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and present fairly, in all material respects, the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates indicated therein, and the results of their operations and changes in their cash flows for the periods specified therein; and the Annual Financial Statements have been prepared in conformity with applicable law and with U.S. GAAP applied on a consistent basis throughout the periods involved, except for the effects of accounting changes as disclosed in the notes included in the Annual Financial Statements.

(2)

[The semi-annual consolidated financial statements and the related notes of the Issuer (the “Semi-annual Financial Statements”) included or incorporated by reference in the Time of Sale Information and the Prospectus prepared in conformity with U.S. GAAP comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and present fairly, in all material respects, the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates indicated therein, and the results of their operations and changes in their cash flows for the periods specified therein; and the Semi-annual Financial Statements have been prepared in conformity with applicable law and with U.S. GAAP applied on a consistent basis throughout the periods involved, except for the effects of accounting changes as disclosed in the notes included in the Semi-annual Financial Statements.]

(3)

[The [            ]-month interim consolidated financial statements and the related notes of the Issuer (the “Interim Financial Statements”) included or incorporated by reference in the Time of Sale Information and the Prospectus prepared in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”) present fairly, in all material respects, the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates indicated therein, and the results of their operations for the periods specified therein; and the Interim Financial Statements have been prepared in conformity with applicable law and with Japanese GAAP applicable to interim consolidated financial statements applied on a consistent basis throughout the periods involved, except for the effects of accounting changes as disclosed in the notes included in the Interim Financial Statements.]

(4)

The selected consolidated financial data of the Issuer included or incorporated by reference in the Time of Sale Information and the Prospectus, presents fairly the information shown therein and has been (i) compiled on a basis consistent with [(x)] the Annual Financial Statements[, (y) the Semi-annual Financial Statements,] [or (z) the annual or interim consolidated financial statements (including the Interim Financial Statements) of the Issuer prepared in conformity with Japanese GAAP and audited or reviewed by Ernst & Young, in each case] except as described therein or (ii) accurately derived from accounting records maintained by the Issuer for reporting purposes.

(5)

[The Japanese GAAP selected annual or interim (if any) figures of Mizuho Bank, Ltd. and Mizuho Trust & Banking Co., Ltd. (collectively, the “Bank Subsidiaries”), whether on a combined or standalone basis, or consolidated or non-consolidated basis, included or incorporated by reference in the Time of Sale Information and the Prospectus present fairly the information shown therein, and such figures of the Bank Subsidiaries (other than with respect to such figures that are described therein as based on managerial accounting records of the Bank Subsidiaries) have been derived and calculated from (i) the relevant consolidated or non-consolidated, as the case may be, annual or interim financial statements of such Bank Subsidiaries audited or reviewed by Ernst & Young and prepared in conformity with Japanese GAAP, applied on a consistent basis throughout the periods involved, in each case except as disclosed in the notes to such financial statements or (ii) accounting records maintained by the Bank Subsidiaries for reporting purposes.]

(6)

The other financial information of the Issuer and its subsidiaries included or incorporated by reference in the Time of Sale Information and the Prospectus has been derived from the accounting records (including managerial accounting records) of the Issuer and its subsidiaries and presents fairly the information shown thereby.

(7)

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Prospectus present fairly the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(8)

No forward-looking statement (as defined under Section 27A(i)(1) of the 1933 Act and Section 21E(i)(1) of the 1934 Act), contained or made in the Registration Statement, the Time of Sale Information and the Prospectus or an Issuer Free Writing Prospectus has been made or reaffirmed by the Issuer without a reasonable basis or has been disclosed by the Issuer other than in good faith.

(ix)	No Material Adverse Change in Business

Since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its subsidiaries (considered as one enterprise), in either case whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Issuer or any subsidiary of the Issuer which are material with respect to the Issuer and its subsidiaries (considered as one enterprise) and (C) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of share capital or capital stock.

(x)	Due Incorporation and Good Standing

The Issuer has been duly organized and is validly existing as a joint stock company with limited liability under the laws of Japan; the Issuer has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; no steps have been made for the winding up of the Issuer under the laws of Japan; and the Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

(xi)	Incorporation and Good Standing of Principal Subsidiaries

Each subsidiary of the Issuer specified in the table set out in Schedule B hereto (each a “Principal Subsidiary” and, collectively, the “Principal Subsidiaries”) has been duly incorporated or organized, is validly existing as a corporation and, where such concept is applicable, is in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect; no steps have been made for the winding up of any Principal Subsidiary under the laws of its jurisdiction of organization; except as otherwise disclosed in the Time of Sale Information and the Prospectus, all of the issued and outstanding capital stock of each Principal Subsidiary owned by the Issuer, directly or through subsidiaries, has been duly authorized and validly issued, is fully paid and non-assessable and is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Principal Subsidiary owned by the Issuer, directly or through subsidiaries, was issued in violation of the preemptive or similar rights of any security holder of such Principal Subsidiary. The Issuer does not have any subsidiary or affiliate which constitutes a

“significant subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Issuer other than those set forth in Schedule B hereto.

(xii)	Capitalization of the Issuer

The authorized, issued and outstanding capital stock of the Issuer is as set forth in the Time of Sale Information and the Prospectus under the caption “Capitalization and Indebtedness” (except for subsequent issuances, if any, pursuant to the exercise of convertible securities or options referred to in the Time of Sale Information and the Prospectus). The shares of issued and outstanding capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Issuer was issued in violation of the preemptive or other similar rights of any security holder of the Issuer. Except as disclosed in the Time of Sale Information and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, or obligations or commitments of the Issuer or any of the Principal Subsidiaries to create, issue, sell or otherwise dispose of, any capital stock or other equity securities (or any such securities, warrants, rights, options or obligations) of the Issuer or any of the Principal Subsidiaries, except for shares of preferred stock of Mizuho Bank, Ltd. and Mizuho Trust & Banking Co., Ltd. which are owned by the Issuer.

(xiii)	Authorization of this Agreement

This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv)	Authorization of the Indenture

The Indenture has been duly authorized by the Issuer and constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xv)	Authorization of the Notes

(i) The Notes have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, at the Closing Time (as defined below), will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuer and (ii) the Notes will be enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xvi)	Description of the Notes and the Indenture

The Notes and the Indenture conform or will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Information and the Prospectus and are or will be in substantially the respective forms last delivered to the Underwriters prior to the date of this Agreement.

(xvii)	Accuracy of Statements

The statements in each of the Time of Sale Information and the Prospectus under the captions “Description of the Debt Securities”, “Description of the Notes” and “Taxation”, insofar as such statements summarize the provisions of the laws, regulations and documents referred to therein or legal conclusions with respect thereto, fairly summarize such laws, regulations, documents or conclusions in all material respects.

(xviii)	Absence of Violations, Defaults and Conflicts

None of the Issuer or any of the Principal Subsidiaries is (i) in violation of its Articles of Incorporation, the Regulations of the Board of Directors or similar organizational documents, (ii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of them or any of their respective assets, properties or operations or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer or any of the Principal Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Issuer or any Principal Subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of each of clauses (ii) and (iii) above, for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the issuance of the Notes and the execution, delivery and performance of this Agreement, the Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein and in the Time of Sale Information and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”) and compliance by the Issuer with its obligations under this Agreement, the Indenture and the Notes have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any Principal Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would, singly or in aggregate, not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the Articles of Incorporation, the Regulations of the Board of Directors or similar organizational document of the Issuer or any Principal Subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any of the Principal Subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any Principal Subsidiary.

(xix)	Absence of Labor Disputes

No labor dispute with the employees of the Issuer or any Principal Subsidiary that would, singly or in the aggregate, result in a Material Adverse Effect exists or, to the best knowledge of the Issuer, is imminent.

(xx)	Absence of Proceedings

Other than as disclosed in the Time of Sale Information and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Issuer, threatened, against or affecting the Issuer or any of its consolidated subsidiaries, which, if determined adversely to the Issuer or any of its consolidated subsidiaries, as the case may be, might reasonably be expected to result, singly or in aggregate, in a Material Adverse Effect or to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Indenture or the Notes or the performance by the Issuer of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Issuer or any of its consolidated subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Time of Sale Information and the Prospectus, including ordinary routine litigation incidental to the business, would not, if determined adversely to the Issuer or any of its consolidated subsidiaries, reasonably be expected to result in a Material Adverse Effect.

(xxi)	Possession of Intellectual Property

The Issuer and the Principal Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them (collectively, “Intellectual Property”), except where the failure to own or possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Issuer nor any of the Principal Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or any of the Principal Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxii)	Absence of Manipulation

None of the Issuer or any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate” and collectively, the “Affiliates”) (provided that the Issuer makes no representation with respect to the Underwriters or any Selling Agent (as defined below) acting in such capacity) has taken, nor will the Issuer or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of the Notes.

(xxiii)	Absence of Further Requirements

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuer of its obligations under this Agreement, the Indenture or the Notes or in connection with the offering, issuance or sale of the Notes hereunder or thereunder or the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes, or for the due execution, delivery or performance of this Agreement, the Indenture or the Notes by the Issuer, except (i) such as have been already made or obtained, (ii) [the notification by the Issuer to the Financial Services Agency of Japan (the “FSA”) under the Banking Law of Japan (Act No. 59 of 1981, as amended) (the “Banking Law”), (iii)] any necessary confirmation of, and notices or reports by the Issuer to, the [FSA/Financial Services Agency of Japan (the “FSA”)], including those with respect to any early redemption or repurchase of the Notes, [if and to the extent required under the then applicable Japanese banking laws or regulations,] (iii) miscellaneous notices and reports under [the Banking Law and] the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended) (the “Foreign Exchange and Foreign Trade Law”), (iv) certain filing requirements pursuant to the 1933 Act as will be made and (v) the required qualification of the Indenture under the Trust Indenture Act.

(xxiv)	Possession of Licenses and Permits

The Issuer and the Principal Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, local or foreign regulatory agencies or bodies necessary for the ownership or lease of their respective properties or to conduct the businesses now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Issuer and the Principal Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Issuer or any of the Principal Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv)	Title to Property

The Issuer and the Principal Subsidiaries have good and marketable title to all real property owned by the Issuer and the Principal Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Time of Sale Information and the Prospectus or (b) do not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Issuer and the Principal Subsidiaries, considered as one enterprise, and under which the Issuer or any of the Principal Subsidiaries holds properties described in the Time of Sale Information and the Prospectus, are in full force and effect, and neither the Issuer nor any Principal Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer or any Principal Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer or such Principal Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvi)	Insurance

The Issuer and the Principal Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as each of the Issuer and the Principal Subsidiaries reasonably believes are adequate to protect the Issuer and the Principal Subsidiaries and their respective businesses.

(xxvii)	IT Systems

The Issuer and the Principal Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) and all material data (including all personal, personally identifiable, sensitive, confidential or regulated data) (“Personal Data”) used in connection with their businesses, except where the failure so to implement or maintain would not result in a Material Adverse Effect. To the knowledge of the Issuer, there have been no outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person or that would not result in a Material Adverse Effect. The Issuer and the Principal Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(xxviii)	No Restrictions on Principal Subsidiaries

No Principal Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer, from making any other distribution on such Principal Subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such Principal Subsidiary from the Issuer or from transferring any of such Principal Subsidiary’s properties or assets to the Issuer or to any other Principal Subsidiary.

(xxix)	No Undisclosed Relationships

No relationship, direct or indirect, exists between or among the Issuer or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuer or any of its subsidiaries, on the other, which is required by the 1933 Act or by the 1933 Act regulations to be described in each of the Registration Statement and the Prospectus which is not so described or is not described as required in the Registration Statement, the Time of Sale Information and the Prospectus.

(xxx)	Investment Company Act

The Issuer is not required, or upon (1) the issuance and sale of the Notes as contemplated herein and (2) the application of the respective net proceeds therefrom as described in the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(xxxi)	Accounting Controls and Disclosure Controls

The Issuer and its consolidated subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Issuer and each Principal Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit the preparation of financial statements in conformity with U.S. GAAP or Japanese GAAP, as the case may be, and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. [Except as described in the Time of Sale Information and the Prospectus,] since the date of the last respective audited consolidated financial statements of the Issuer, there has been (A) no material weakness or significant deficiency, each as defined in Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements” of the Public Company Accounting Oversight Board in the Issuer’s internal control over financial reporting (whether or not remediated) and (B) no change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting. The Issuer and its consolidated subsidiaries employ “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that comply with the requirements of the 1934 Act and that are designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the 1934 Act or the FIEL is recorded, processed, summarized and reported, within the time periods specified in the rules and regulations under the 1934 Act or the FIEL, as the case may be, and is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The Issuer and its consolidated subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xxxii)	Payment of Taxes

All tax returns of the Issuer and the Principal Subsidiaries required by any applicable law to be filed have been filed and all taxes shown by such returns or otherwise required to be paid, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and except for the failure to file returns or to pay taxes that would not, singly or in aggregate, result in a Material Adverse Effect. The income tax returns of the Issuer and the Principal Subsidiaries through the fiscal year ended March 31, 20[    ] have been settled and no assessment in connection therewith has been made, or could reasonably be expected to be made, against the Issuer and the Principal Subsidiaries, except where the failure to settle the returns or the making of the assessment would not, singly or in aggregate, result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Issuer in respect of any income and corporation tax liability of the Issuer and the Principal Subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in aggregate, result in a Material Adverse Effect.

(xxxiii)	Statistical and Market-Related Data

Nothing has come to the attention of the Issuer that has caused it to believe that the statistical and market-related data included in the Time of Sale Information or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xxxiv)	Anti-Corruption Laws

None of the Issuer or, to the best knowledge of the Issuer, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Issuer or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act of 2010, or any equivalent applicable anti-corruption laws, rules or regulations of any other jurisdiction to which the Issuer or any of its subsidiaries is subject (collectively, “Anti-Corruption Laws”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any political party or official thereof or any candidate for political office, in contravention of any Anti-Corruption Laws and the Issuer and, to the best knowledge of the Issuer, the Affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

The Issuer will not, directly or indirectly, use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, entity or governmental authority, for the purposes of making any payment to any foreign official in contravention of any Anti-Corruption Laws.

(xxxv)	Money Laundering Laws

The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which they operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(xxxvi)	No Conflict with OFAC and other Sanctions

Neither the Issuer nor any of its subsidiaries or, to the best knowledge of the Issuer, any director, officer, employee, agent, Affiliate or person acting on behalf of the Issuer or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) nor, except as described in the Time of Sale Information and the Prospectus, is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive territorial Sanctions (each, a “Sanctioned Country”); and none of the Issuer or any of its subsidiaries (i) will use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person or entity that, at the time of such financing, is the subject of any Sanctions; (ii) will, directly or indirectly, use the proceeds of the transaction in any manner that will result in a violation by any person participating in the transaction, whether as Underwriter or investor, of Sanctions or (iii) will fund or facilitate any activities of or business in any Sanctioned Country, except in the case of (i) and (iii), as would be permissible under relevant Sanctions.

(xxxvii)	Anti-social Forces

None of the Issuer, any of its subsidiaries or any officer (yakuin) (which for the purposes of this Section 1(a)(xxxvii) has the same meaning as defined in Article 1, Item 31(a) of Cabinet Office Ordinance on Disclosure of Corporate Information, etc.) of the Issuer or any of its subsidiaries falls within the meaning of “anti-social forces” (hanshakaiteki seiryoku), as defined in Article 2, Item 23 of the Rules Concerning Underwriting, Etc. of Securities of the Japan Securities Dealers Association (“Anti-social Forces”) such as, but not limited to, organized crime groups (bouryokudan); no Anti-social Forces are involved, directly or indirectly, in the management of the Issuer or its subsidiaries; none of the Issuer, any of its subsidiaries or any officer (as defined above) of the Issuer or any of its subsidiaries, through financing or otherwise, regardless of the means, is supporting or involved in, or intends to support or be involved in, the maintenance or operation of any Anti-social Forces or has, or intends to have, any prohibited relationship with any Anti-social Forces knowingly.

(xxxviii)	Compliance with the Sarbanes-Oxley Act

There is and has been no failure on the part of the Issuer or any of the Issuer’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxix)	[Status of Notes

[The Notes, when issued, will rank pari passu and without any preference among themselves and at least equally and ratably with all other present and future unsecured, unconditional and dated subordinated obligations of the Issuer; and no event has occurred or circumstance arisen that constitutes or, to the best knowledge of the Issuer, could reasonably be believed to constitute (in each case, whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) an Acceleration Event (as defined in the Indenture). ]The Issuer is not aware of any view or opinion of the FSA that contradicts or conflicts in any material respect with the Issuer’s belief that[, as of the Closing Time (as defined in Section 2(c) hereof), (i) the Notes will qualify as Tier II capital of the Issuer under the applicable standards set forth in the applicable banking regulations, including, without limitation, No. 20 of the FSA Public Ministerial Announcement (kokuji) of 2006, as amended, and (ii)] the Notes will be counted in the calculation of the total loss-absorbing capacity (as such term is set forth in “Principles on Loss-absorbing and Recapitalisation Capacity of G-SIBs in Resolution” and “Total Loss-absorbing Capacity (TLAC) Term Sheet” published by the Financial Stability Board on November 9, 2015) of the Issuer.]

(xl)	[Listing of the Notes

The Issuer has obtained [approval in-principle] for the Notes to be listed on [name of the relevant securities exchange] (the “Relevant Exchange”) and such [approval in-principle] has not been revoked.]

(xli)	Transfer Taxes

No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty (collectively, “Transfer Taxes”) and no capital gains, income or withholding tax or other tax is payable by or on behalf of the Underwriters to any Japanese taxing or other Japanese governmental authority in connection with (a) the creation, issuance or sale of the Notes or the delivery of the Notes to the Underwriters in the manner contemplated by this Agreement, (b) assuming that each of the Underwriters is a non-Japanese corporation having no permanent establishment in Japan for Japanese tax purposes, the sale and delivery by the Underwriters of the Notes to purchasers therefrom (“Subsequent Purchasers”) in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus, (c) the execution, delivery or performance of this Agreement outside Japan or (d) the execution, delivery or performance outside Japan of the Indenture or the Notes or the consummation of any of the transactions contemplated therein.

(xlii)	Withholding Taxes

Except as described in the Time of Sale Information and the Prospectus, payments made by the Issuer to any holder of the Notes that is a non-resident of Japan or non-Japanese corporation (within the meaning given by Japanese tax laws), will not be subject to any withholdings or similar charges for or on account of taxation under the current laws of Japan or any political subdivision of Japan.

(xliii)	Validity Under the Laws of Japan

It is not necessary under the laws of Japan or any political subdivision thereof or authority or agency therein in order to enable the Underwriters to enforce its rights under this Agreement that it should, as a result solely of its holding of Notes or as a consequence of the execution, delivery and performance of this Agreement or the purchase or sale of the Notes, be licensed, qualified, or otherwise entitled to carry on business in Japan or any political subdivision thereof or authority or agency therein; each of this Agreement, the Indenture and the Notes is in proper legal form under the applicable laws of Japan and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Issuer; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Indenture or the Notes, as the case may be, in Japan or any political subdivision thereof or agency therein that this Agreement, the Indenture or the Notes, as the case may be, be filed or recorded with any court, authority or agency in Japan, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Japan or any political subdivision thereof.

(xliv)	Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process

The choice of the law of the State of New York as the governing law of this Agreement, the Indenture and the Notes, as applicable, will be recognized by the courts of Japan; the choice of the law of the State of New York as the governing law of each of this Agreement, the Indenture and the Notes, as applicable, is a valid and effective choice of law; the irrevocable submission by the Issuer to the non-exclusive jurisdiction of the State of New York and the United States federal courts located in the City of New York, New York and the irrevocable waiver by the Issuer of any immunity and any objection to the venue of proceedings in such courts and the irrevocable appointment by the Issuer of Mizuho Bank, Ltd. as its agent for service of process as provided in this Agreement is legal, valid and binding on the Issuer under the laws of Japan.

(b)	Officer’s or Director’s Certificate

Any certificate signed by any officer or director of the Issuer or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Issuer to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing

(a)	Notes

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, the respective aggregate principal amounts of each series of Notes set forth opposite its name on Schedule A, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, at a purchase price of: [(for fixed rate notes) (i) in the case of the [insert name of securities], [        ]% of the principal amount of the [insert name of securities] (which is equal to [        ]% of such principal amount of the [insert name of securities] minus such Underwriter’s commission equal to [            ] basis points of such principal amount)] and [(for floating rate notes) (ii) in the case of the [insert name of securities], [        ]% of the principal amount of the [insert name of securities] (which is equal to [        ]% of such principal amount of the [insert name of securities] minus such Underwriter’s commission equal to [            ] basis points of such principal amount),] in each case payable at the Closing Time (as defined below).

(b)	Public Offering of the Notes

The Issuer understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Information. The Issuer acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter (the “Selling Agent”) and that any such Selling Agent may offer and sell Notes purchased by it to or through any Underwriter.

(c)	Payment

Payment for, and delivery of certificates for, the Notes shall be made at [            ] [a.m./p.m.] (New York City time) on the [    ]th New York Business Day (as defined below) after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten New York Business Days after such date as shall be agreed upon by the Representatives and the Issuer (such time and date of payment and delivery being herein called the “Closing Time”). “New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is a day that settlements are allowed to take place on the New York Stock Exchange and which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to [name of one of Representatives] for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment for, the Notes which it has agreed to purchase. [name of one of Representatives] or its agent, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment for the Notes to be purchased by any Underwriter whose funds have not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The Notes to be purchased by each Underwriter hereunder will be issued in book-entry form and will be deposited by or on behalf of the Issuer with DTC or its custodian. The Issuer will deliver the Notes to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor, by causing DTC to credit the Notes to the accounts designated by DTC.

(d)	Issuance Taxes

The Issuer will bear and pay (i) any Transfer Taxes, including any interest and penalties, on the creation, issuance, sale and delivery of the Notes and the subscription, allocation, distribution and delivery of the Notes to the Underwriters and to the Subsequent Purchasers, in accordance with the terms of this Agreement, and on the execution and delivery of this Agreement and (ii) any value-added tax payable in connection with the expense reimbursement payable by the Issuer pursuant to this Agreement.

(e)	Denominations; Registration

Certificates for the Notes shall be in such denominations ([$200,000] or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least two full New York Business Days before the Closing Time. The certificates representing the Notes shall be made available for examination and packaging by the Underwriters in The City of New York on the last New York Business Day prior to the Closing Time.

(f)	Stabilization

In connection with the issue and offering of the Notes, one or more of the Underwriters may, to the extent permitted by applicable laws and regulations and in compliance therewith, as principal and not as agent of the Issuer, over-allot and otherwise effect transactions (in the open market or otherwise) with a view to supporting the market price of the Notes at levels higher than those which might otherwise prevail in the open market and such stabilization, if commenced, may be discontinued at any time, and may be brought to an end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any profits or losses arising or resulting from any stabilization and/or over-allotment shall be for the account of the Underwriters. The Underwriters acknowledge that the Issuer will not issue more than the total amount of the Notes contemplated to be issued pursuant to this Agreement.

SECTION 3. Covenants

The Issuer covenants with each Underwriter as follows:

(a)	Required Filings

The Issuer will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the 1933 Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act; and the Issuer will file promptly all reports required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and prior to the completion of the placement of the Notes by the Underwriters, evidenced by a notice in writing from the Representatives to the Issuer (which written notice must be delivered upon completion of the placement); and the Issuer will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters within a reasonable period of time after the date of this Agreement (but in any event prior to the Closing Time) in such quantities as the Representatives may reasonably request. The Issuer will pay the registration fees for this offering of the Notes within the time period required by Rule 456(b)(1)(i) under the 1933 Act (without giving effect to the proviso therein) and in any event prior to the Closing Time.

(b)	Delivery of Copies

The Issuer will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) prior to the completion of the placement of the Notes by the Underwriters, evidenced by a notice in writing from the Representatives to the Issuer (which written notice must be delivered upon completion of the placement), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. Prior to the completion of the placement of the Notes by the Underwriters, evidenced by a notice in writing from the Representatives to the Issuer (which written notice must be delivered upon completion of the placement), the Issuer shall update, supplement or amend the Prospectus, through documents subsequently filed by the Issuer with the Commission pursuant to the 1934 Act that are deemed to be incorporated by reference therein or otherwise, so that the Prospectus, as updated, amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)	Notice and Effect of Material Events

Prior to the completion of the placement of the Notes by the Underwriters, evidenced by a notice in writing from the Representatives to the Issuer (which written notice must be delivered upon completion of the placement) or at any time to the extent relating primarily to the offering of the Notes, the Issuer will immediately notify the Representatives, and confirm such notice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of any filing made by the Issuer of information primarily relating to, or containing statements directly relating to, the Notes with any securities exchange or any other regulatory body in Japan or any other jurisdiction (provided, however, that such notice to the Representatives shall not be required for filings that are available on the Issuer’s website);

(v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of Preliminary Prospectus, the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act; (vi) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Issuer will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, the Issuer will use its reasonable best efforts to obtain, as soon as possible, the withdrawal thereof); (vii) of the receipt by the Issuer of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act and (viii) of any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Issuer and its subsidiaries (considered as one enterprise) as a result of which the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information, the Prospectus, or such Issuer Free Writing Prospectus are delivered to a purchaser, not misleading. In such event or if during such time (i) any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Issuer, counsel for the Issuer, the Representatives or counsel for the Underwriters, to amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus in order that the Registration Statement, the Time of Sale Information or the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing or (ii) it is necessary to amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus to comply with law, the Issuer will forthwith prepare and file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, an amendment or amendments of, or a supplement or supplements to, the Time of Sale Information or the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters) so that, as so amended or supplemented, the Registration Statement, the Time of Sale Information or the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading or so that the Time of Sale Information or the Prospectus, as amended or supplemented, will comply with applicable law.

(d)	Amendment and Supplements; Preparation of Pricing Supplement; Issuer Free Writing Prospectus

Prior to the completion of the placement of the Notes by the Underwriters, evidenced by a notice in writing from the Representatives to the Issuer (which written notice must be delivered upon completion of the placement) or at any time to the extent any of the following filings, amendments or supplements relate primarily to the offering of the Notes, the Issuer will advise the Representatives promptly of any proposal to file, amend or supplement the Registration Statement, the Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus and will not effect such filing, amendment or supplement without the consent of the Representatives (which consent shall not be unreasonably withheld). Neither the consent of the Representatives, nor the Representatives’ delivery of any such filing, amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Issuer will prepare the Pricing Term Sheet, in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet within the period required by

Rule 433(d)(5)(ii) under the 1933 Act following the date the final terms have been established for the offering of the Notes and shall furnish as soon as practicable prior to the Time of Sale to each Underwriter, without charge, as many copies of the Pricing Term Sheet as such Underwriter may reasonably request.

(e)	Record Retention

The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(f)	Qualification of Notes for Offer and Sale

The Issuer will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect as long as required for the sale of the Notes in the relevant jurisdictions; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Issuer will also supply the Underwriters with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Representatives on behalf of the Underwriters may reasonably request.

(g)	Rating of Notes

The Issuer shall take all reasonable action necessary to enable [Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services LLC (“S&P”),] to provide their respective credit ratings of the Notes.

(h)	Use of Proceeds

The Issuer will use the net proceeds received by it from the sale of the Notes in the manner specified in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds.”

(i)	[Listing on Securities Exchange

The Issuer will use its best efforts to have the Notes listed or admitted to trading on the Relevant Exchange and to maintain such listing, or to have the Notes listed on an alternative exchange, while any of the Notes remain outstanding.]

(j)	DTC

The Issuer will cooperate with the Underwriters and use its best efforts to permit the offered Notes to be eligible for clearance and settlement through the facilities of DTC.

(k)	Notice to the Minister of Finance

Following the completion of the procedures set forth in Section 2(c) hereof, the Issuer will submit in a timely manner the reports required to be submitted to the Minister of Finance of Japan through the Bank of Japan under the Foreign Exchange and Foreign Trade Law.

(l)	No Unlawful Offering

None of the Issuer, or any person acting with its authority or on its behalf (provided that the Issuer makes no representation with respect to the Underwriters and the Selling Agents acting in such capacity), will engage in any form of advertising or solicitation of interest in the Notes anywhere where such an advertisement or solicitation would be unlawful.

(m)	No Stabilization

None of the Issuer, or any of the Affiliates (provided that the Issuer does not covenant with respect to the Underwriters and any Selling Agent acting in such capacity) will take, directly or indirectly, any action designed to cause or to result in, or that will constitute or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuer or any of its subsidiaries to facilitate the sale or resale of the Notes.

(n)	Restriction on Sale of Notes

During the period commencing on the date hereof and ending at the Closing Time, the Issuer will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated [senior/subordinated] debt securities of the Issuer.

(o)	Public Announcements

During the period beginning on the date hereof and ending on the earlier of the date 90 days after the Closing Time and the date of the completion of the placement of the Notes, as evidenced by a notice in writing from the Representatives to the Issuer (which written notice must be delivered upon completion of the placement), the Issuer will not, and, to the extent reasonably practicable, will cause all of its subsidiaries and all other parties acting on its behalf not to, issue any public announcement or participate in any press or other financial conference which could reasonably be expected to have a material effect on the distribution of the Notes and which is promptly and reasonably disapproved of by the Representatives after their receipt of notice thereof (which notice must be provided by the Issuer reasonably in advance of such announcement or participation), except for such announcement or disclosure that is required to be made by the Issuer or the Affiliates in accordance with applicable law or in accordance with the rules of any applicable stock exchange after providing notice thereof to the Representatives.

(p)	Expiration of Registration Statement

If the third anniversary of the initial effective date of the Registration Statement occurs before all the Notes have initially been sold by the Underwriters (of which the Representatives will notify the Issuer promptly after the completion of the initial sale), then prior to such third anniversary the Issuer, if it has not already done so and is eligible to do so, will file a new shelf registration statement and take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(q)	Furnishing of Earnings Statement

The Issuer will make generally available to holders of the Notes and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

SECTION 4. Payment of Expenses

(a)	Expenses

Unless otherwise agreed in writing, the Issuer agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, printing and delivery of the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus (including financial statements and exhibits) as originally made and of each amendment or supplement thereto, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Issuer and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Notes (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities reasonably requested by the Representatives (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters (if any), the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including any Transfer Taxes payable upon the issuance, sale and delivery of the Notes as specified in Section 2 hereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Issuer’s counsel, accountants and other advisors, (v) the fees and disbursements of the Underwriter’s counsel, (vi) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum and any supplement thereto, (vii) all fees and expenses of the Trustee, and any agent related to the Notes, including the fees and disbursements of counsel for the Trustee and such entities in connection with the Indenture and the Notes, (viii) the costs and expenses of the Issuer relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes (if any), including, without limitation, expenses associated with the production of road show or investor presentation slides and graphics, fees and expenses of any consultants engaged in connection with the road show or investor presentations, [(ix) any fees payable in connection with the listing of the Notes on the Relevant Exchange,] (x) any expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority (if any), and the approval of the Notes for book-entry transfer by DTC, (xi) any fees payable in connection with the rating of the Notes, (xii) any filing fees incident to and in connection with the offering and sale of the Notes and (xiii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in Sections 1(a)(i) to 1(a)(v) hereof.

(b)	Termination of Agreement

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Issuer shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of the Underwriters’ Obligations

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuer contained herein and in certificates of any officer of the Issuer or any of its subsidiaries, delivered pursuant to the provisions hereof, to the performance by the Issuer by or at the Closing Time, of its covenants and other obligations contained herein, and to the following further conditions:

(a)	Opinions of Counsel for the Issuer

At or before the Closing Time, the Representatives shall have received the favorable opinions and disclosure letters of (i) Simpson Thacher & Bartlett LLP, U.S. counsel for the Issuer and

(ii) Nagashima Ohno & Tsunematsu, Japanese counsel for the Issuer, each dated as of the Closing Time and in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit A-1, Exhibit A-2, Exhibit B-1 and Exhibit B-2 hereto, respectively.

(b)	Opinions of Counsel for Underwriters

At or before the Closing Time, the Representatives shall have received the favorable opinions and disclosure letters of Davis Polk Wardwell LLP, U.S. counsel for the Underwriters dated as of the Closing Time and in form and substance satisfactory to them, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)	Officer’s Certificates

At or before the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its subsidiaries (considered as one enterprise), in either case whether or not arising in the ordinary course of business, and the Representatives shall have received at or before the Closing Time a certificate of an executive officer of the Issuer, dated as of the Closing Time, to the effect that (A) there has been no such material adverse change or any such development involving a prospective material adverse change, (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d)	Certificate of Accounting Officer

At the time of execution of this Agreement, the Representatives shall have received a certificate of an accounting officer of the Issuer, dated as of such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters, with respect to certain of the financial statements and financial information contained in the Time of Sale Information and the Prospectus and other financial information of the Issuer and the Principal Subsidiaries.

(e)	Bring-down Certificate of Accounting Officer

At or before the Closing Time, the Representatives shall have received a certificate of an accounting officer of the Issuer, dated as of the Closing Time, to the effect that they reaffirm the statements made in the certificate furnished pursuant to subparagraph (d) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(f)	Accountants’ Comfort Letters

At the time of the execution of this Agreement, the Representatives shall have received a letter dated the date hereof from Ernst & Young, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Information and the Prospectus.

(g)	Bring-down Comfort Letters

At or before the Closing Time, the Representatives shall have received from Ernst & Young, a letter, each dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subparagraph (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)	Maintenance of Rating

At the Closing Time, the Notes shall be rated at least [“    ” by Moody’s and “    ” by S&P], and the Issuer shall have delivered to the Representatives, as of the Closing Time, confirmation from each such rating agency, in a form satisfactory to the Representatives, that the Notes have such ratings; since the execution of this Agreement, there shall not have been any downgrade, decrease in or withdrawal of the rating assigned to the Notes or any other securities of the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) and no such securities rating agency shall have publicly announced or, to the best of the Issuer’s knowledge, given any notice that it has under surveillance or review, with possible negative implications, its ratings of the Notes or any other debt securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries.

(i)	[Approval of Listing

At or before the Closing Time, the Notes shall have been approved for listing on the Relevant Exchange, subject only to official notice of issuance.]

(j)	Indenture and Notes

The execution and delivery of the Notes shall have occurred prior to or at the Closing Time, and the Indenture shall be in full force and effect at the Closing Time.

(k)	Additional Documents

At or before the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance, sale and delivery of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfilment of any of the conditions, herein contained; and all proceedings taken by the Issuer in connection with the issuance, sale and delivery of the Notes as herein contemplated and in connection with the other transactions described in this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)	Termination of Agreement

If any condition specified in this Section 5 shall not have been fulfilled or waived by the Representatives when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Section 1, Section 7, Section 8, Section 9, Section 13, Section 14, Section 15, Section 16, Section 17, Section 18, Section 20 and Section 21 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Offers and Resales of the Notes

(a)	Offer and Sale Procedures

Each of the Underwriters hereby represents and agrees that it has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the 1933 Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 1(a)(iii) or Section 3(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Issuer. Each Underwriter, severally and not jointly, represents, warrants and agrees that it and its Affiliates have not offered, sold or delivered and will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it has taken or will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions.

(b)	Specially-Related Persons

The Issuer covenants with each Underwriter that prior to the finalization of the allocation of the Notes to the Subsequent Purchasers, the Issuer will identify and inform the Representatives of all Specially-Related Persons of the Issuer (as defined in Section 6(c) below) from the list compiled by the Underwriters of potential Subsequent Purchasers that may purchase any of the Notes from the Underwriters as part of the distribution of the Notes under this Agreement as soon as reasonably practical after the Issuer has received such list from the Underwriters.

(c)	Japanese Selling Restrictions

The Notes have not been and will not be registered under the FIEL and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act”). Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Issuer that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this clause (i) means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution pursuant to this Agreement at any time, directly or indirectly offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Issuer as described in Article 6, paragraph (4) of the Special Taxation Measures Act (such person is referred to as a “Specially-Related Person of the Issuer”) or (b) a Japanese financial institution, designated in Article 6, paragraph (11) of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, Mizuho Securities USA LLC, a Specially-Related Person of the Issuer and acting in its capacity as an Underwriter, will be permitted to acquire or purchase, as part of the distribution of the Notes, the remainder of the Notes from any of the other Underwriters, where such other Underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from the Issuer in its capacity as an Underwriter.

SECTION 7. Indemnification

(a)	Indemnification of the Underwriters

The Issuer agrees to indemnify and hold harmless each Underwriter, its Affiliates, Selling Agents, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based on any untrue statement or alleged untrue statement of material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the indemnifying party; and

(iii)

against any and all expense whatsoever, as reasonably incurred (including the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use therein.

(b)	Indemnification of the Issuer, its Directors and Officers

Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to any untrue statement or omission, or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use therein.

(c)	Actions Against Parties; Notification

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defence of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	Settlement Without Consent if Failure to Reimburse

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, bear to the aggregate initial offering price of the Notes as set forth in the Prospectus.

The relative fault of the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and sold by it hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and Selling Agents shall have the same rights to contribution as such Underwriter, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer. The Underwriters respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A hereto, and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive

All representations, warranties and agreements contained in this Agreement or in certificates of officers or directors of the Issuer or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, or Selling Agents, any person controlling any Underwriter, its officers or directors or any person controlling the Issuer and (ii) delivery of and payment for the Notes.

SECTION 10. Termination of Agreement

(a)	Termination; General

The Representatives may terminate this Agreement, by notice to the Issuer, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its subsidiaries (considered as one enterprise), in either case whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in Japan, the United Kingdom, the United States or other international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes, to enforce contracts for the sale of the Notes or to deliver the Notes, or (iii) if trading in any securities of the Issuer or any of its subsidiaries has been suspended or materially limited on any exchange, or (iv) if trading generally on the Tokyo Stock Exchange, the New York Stock Exchange, NYSE Amex Equities (formerly the American Stock Exchange), the London Stock Exchange, The NASDAQ Stock Market or the SGX-ST has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FSA, the U.K. Listing Authority, the London Stock Exchange plc, the Monetary Authority of Singapore or any other governmental authority other than daily limits or ranges imposed in the ordinary course by the Tokyo Stock Exchange, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in Japan or the United States, or with respect to Clearstream or Euroclear in Europe, or (vi) if there occurs any change or development involving a prospective change in Japanese taxation adversely affecting the Issuer, the Notes or the transfer thereof, or (vii) if a banking moratorium has been declared by any relevant authority in Japan, the United Kingdom or the United States.

(b)	Liabilities

If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 1, Section 7, Section 8, Section 9, Section 13, Section 14, Section 15, Section 16, Section 17, Section 18, Section 20 and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters

If one or more of the Underwriters shall fail or refuse to purchase the Notes that it or they have agreed to purchase under this Agreement (the “Defaulted Notes”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36 hour period, then:

(a)

if the number of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of the Notes constituting Defaulted Notes in the proportions that their respective obligations to purchase the [series of] Notes [constituting Defaulted Notes] hereunder bear to the obligations of [such series of] the Notes of all non-defaulting Underwriters; or

(b)

if the number of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, upon notice from the Underwriters to the Issuer, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, any of the Representatives or the Issuer shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives to [address(es)]; and notices to the Issuer shall be directed to it at 5-5, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8176, Japan, facsimile: +81 3 5224 1057, attention of Financial Planning Division.

SECTION 13. No Advisory or Fiduciary Relationship

The Issuer acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the initial offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction among the Issuer, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, or any of its stockholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer on other matters) and no Underwriter has any obligation to the Issuer with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and each of their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuer and their respective successors and the controlling persons and officers and directors referred to in Section 7 and Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuer and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase. Any review by the Underwriters of the Issuer, the transaction contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer.

SECTION 15. Consent to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver

(a)

The Issuer irrevocably consents and agrees for the benefit of the holders of the Notes and the Underwriters that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Notes may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York, and any appellate court from any thereof and, until all amounts due and to become due in respect of all the Notes have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b)

The Issuer hereby irrevocably designates, appoints and empowers Mizuho Bank, Ltd., at its office currently located at 1271 Avenue of the Americas, New York, NY 10020, U.S.A., Attention: Managing Director, Americas Legal and Compliance Department, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States federal or New York state court located in the Borough of Manhattan, The City of New York, with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Notes or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, it being understood and agreed that the designation, appointment and empowerment of Mizuho Bank, Ltd. as such authorized agent shall become effective immediately upon the execution of this Agreement without any further action on the part of the Issuer or any other person or entity. The Issuer represents to each Underwriter that it has notified Mizuho Bank, Ltd. of such designation, appointment and empowerment and that Mizuho Bank, Ltd. has accepted the same. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York, on the terms and for the purposes of this Section 15 satisfactory to the Representatives. The Issuer further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 15 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to it, at its address specified in or designated pursuant to this Agreement. The Issuer agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Issuer or bring actions, suits or proceedings against either of them in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Issuer hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Notes brought in the United States federal courts located in the Borough of Manhattan, The City of New York, or the courts of the State of New York located in the Borough of Manhattan, The City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

(c)

The Issuer hereby irrevocably waives, to the full extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. Waiver of Immunities

To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Indenture or any additional agreement in connection with the offering, the Issuer hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 17. Foreign Taxes

All payments by the Issuer to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Japan or any other jurisdiction in which the Issuer has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as the Underwriter hereunder and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or any political subdivision thereof (all such non-excluded taxes, “Foreign Taxes”). If the Issuer is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

SECTION 18. Judgment Currency

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the New York Business Day preceding that on which final judgment is given. The obligation of the Issuer with respect to any sum due from it to the Underwriters, or any person controlling the Underwriters or any affiliate of any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first New York Business Day following receipt by such Underwriter or controlling person or affiliate of any sum in such other currency, and only to the extent that such Underwriter or controlling person or affiliate may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person or affiliate hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person or affiliate against such loss, include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person or affiliate hereunder, such Underwriter or controlling person or affiliate agrees to pay to the Issuer an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person or affiliate hereunder.

SECTION 19. Authority of the Representative

Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 20. Recognition of the U.S. Special Resolution Regimes

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21. GOVERNING LAW

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 22. TIME

TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK TIME.

SECTION 23. Integration

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 24. Amendments or Waivers

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 25. Severability

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

SECTION 26. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 27. Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page to follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Issuer in accordance with its terms.

Very truly yours,

Mizuho Financial Group, Inc.

By:
Name:
Title:

[Underwriting Agreement Signature Page]

CONFIRMED AND ACCEPTED, as of the date first above written:

[Name of Representative]

By:
Authorized Signatory

[[Name of Representative]

By:
Authorized Signatory]

For [itself/themselves] and as the Representative(s) of the several Underwriters named in Schedule A hereto.

[Underwriting Agreement Signature Page]

SCHEDULE A

Name of Underwriter	Principal Amount of [insert name(s) of notes]
[Insert name(s) of Underwriter(s)]	$[ ]
[ ]

Total	$[ ]

[Schedule A]

SCHEDULE B

Principal Subsidiaries

Mizuho Bank, Ltd.

Mizuho Trust & Banking Co., Ltd.

Mizuho Securities Co., Ltd.

[Schedule B]

ANNEX A

Time of Sale Information

•	Preliminary Prospectus dated [ ], 20[ ]

•	Pricing Term Sheet, dated [ ], 20[ ], substantially in the form of Annex B

•	[list each Issuer Free Writing Prospectus that is filed on EDGAR]

[Annex A]

ANNEX B

Pricing Term Sheet

[Insert name of securities] Due 20[    ]

Issuer:

Expected Security Ratings:*

Securities Offered:

Issue Price:

Maturity Date:

Interest Rate:

Treasury Benchmark: (fixed rate notes only)

Treasury Benchmark Price / Yield: (fixed rate notes only)

Spread to Treasury Benchmark: (fixed rate notes only)

Reoffer Yield: (fixed rate notes only)

Interest Payment Dates:

Day Count:

Ranking:

Trade Date:

Settlement Date:

Business Days:

Minimum Denomination:

Listing:

Billing and Delivering:

Joint Lead Managers and Joint Bookrunners:

Co-Managers:

CUSIP:

ISIN:

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling [insert name of Representative] at [             ] [or [insert name of Representative] at[            ]].

[Annex B]

EXHIBIT A-1

FORM OF OPINION OF ISSUER’S U.S. COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

[Exhibit A-1]

EXHIBIT A-2

FORM OF DISCLOSURE LETTER OF ISSUER’S U.S. COUNSEL TO BE DELIVERED

PURSUANT TO SECTION 5(a)

[Exhibit A-2]

EXHIBIT B-1

FORM OF OPINION OF ISSUER’S JAPANESE COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

[Exhibit B-1]

EXHIBIT B-2

FORM OF DISCLOSURE LETTER OF ISSUER’S JAPANESE COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

[Exhibit B-2]